                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    Form 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  July 8, 1996
                                                           ------------



                            WILMAR INDUSTRIES, INC.
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              (Exact name of registrant specified in its charter)

       New Jersey                   0-27424               22-2232386
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     (State or other              (Commission           (IRS Employee
     jurisdiction of               File Number)       Identification No.)
     incorporation)


               303 Harper Drive
         Moorestown, New Jersey                                           08057
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  (Address of principal executive offices)                           (Zip Code)



          Registrant's telephone, including area code:  (609) 439-1222
                                                        --------------



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         (Former name and former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

     On July 8, 1996, Wilmar Industries, Inc. (the "Company") acquired all of the outstanding capital stock of HMA Enterprises, Inc., a Texas corporation, d/b/a Gulf Coast Supply and The Supply Depot ("HMA") from the shareholders of HMA, pursuant to a Stock Purchase Agreement dated as of June 28, 1996 among the Company, Jerry Mendelson, Brian Mendelson, Ellis Atkinson, the HMA Enterprises, Inc. Employee Stock Ownership Trust and the Mendelson Charitable Remainder Trust (the "Stock Purchase Agreement").

     HMA, based in Houston, Texas, is a leading supplier of repair and maintenance products to the apartment housing market in Texas through distribution centers in Dallas, Houston and San Antonio. The Company intends to continue such uses for the assets of HMA. To facilitate an orderly transition to Wilmar's business model, Wilmar intends for HMA to operate independently during the first year following the acquisition, at which time Wilmar intends to fully implement its business model at HMA.

     Wilmar acquired HMA for a base purchase price of approximately $6.0 million in cash (including approximately $1.5 million to repay HMA's outstanding bank debt) and approximately $1.6 million in Wilmar common stock, as well as additional amounts up to $750,000 if HMA achieves specified revenue and EBIT targets between July 1, 1996 and June 30, 1997. The purchase price was determined by direct negotiations between the Company and the shareholders of HMA, based in part on the audited financial statements of HMA for the year ended February 29, 1996. The purchase price is subject to post-closing reduction if HMA's shareholder's equity as of June 30, 1996 is less than that contained in the audited financial statements for the year ended February 29, 1996. The Company has placed $500,000 of the purchase price in escrow to secure any indemnification claims by the Company and any reduction in shareholder's equity between February 29, 1996 and June 30, 1996.

     To finance the acquisition, the Company used $3.5 million of available cash and borrowed $2.5 million under its line of credit with New Jersey National Bank.


Item 5.  Other Events
         ------------

     On July 9, 1996, the Company filed a registration statement with the Securities and Exchange Commission for a public offering of 3,770,000 shares of Wilmar common stock. Of the shares being offered, 2,000,000 shares will be sold by the Company and 1,770,000 shares will be sold by selling shareholders. The net proceeds to the Company from the public offering will be used primarily for general working capital purposes, including possible acquisitions of companies engaged in the supply of repair and maintenance products. A portion of the net proceeds will be applied towards the repayment of the bank debt used to finance the cash portion of the acquisition of HMA.


Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (a) Consolidated Financial Statements of HMA Enterprises, Inc. and its Subsidiaries.

             (1)  Independent Auditors Report.*

             (2) Consolidated Balance Sheets of HMA and its Subsidiaries as of February 29, 1996 and February 28, 1995.*

             (3) Consolidated Statements of Income of HMA and its Subsidiaries for the year ended February 29, 1996 and the year ended February 28, 1995.*
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             (4)  Consolidated Statements of Stockholders' Equity of HMA and its
                  Subsidiaries for the year ended February 29, 1996 and the year ended February 28, 1995.*

             (5) Consolidated Statements of Cash Flows of HMA and its Subsidiaries for the year ended February 29, 1996 and the year ended February 28, 1995.*

             (6)  Notes to Consolidated Financial Statements.*

        (b)  Pro Forma Financial Information (Unaudited).

             (1)  Unaudited Pro Forma Balance Sheet as of March 29, 1996.*

             (2) Unaudited Pro Forma Statements of Income for the year ended December 29, 1995.*

             (3) Unaudited Pro Forma Statements of Income for the three months ended March 29, 1996.*

        (c)  Exhibits.

             2.1 Stock Purchase Agreement dated as of June 28, 1996 among the Company, Jerry Mendelson, Brian Mendelson, Ellis Atkinson, the HMA Enterprises, Inc. Employee Stock Ownership Trust and the Mendelson Charitable Remainder Trust.

             4.1 Registration Rights Agreement dated as of June 30, 1996 among the Company, Jerry Mendelson, Brian Mendelson, Ellis Atkinson and the Mendelson Charitable Remainder Trust.

             99.1 Press Release.

* To be filed on Form 8 as soon as practicable, but not later than 60 days after the date this Form 8-K must be filed.
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                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WILMAR INDUSTRIES, INC.
                                     (Registrant)


Dated:  July 9, 1996               By: /s/ William S. Green
                                       --------------------------------
                                       William S. Green
                                       Chairman, President and
                                       Chief Executive Officer
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                                 Exhibit Index
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


Exhibit         Description                                            Page
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
Exhibit 2.1     Stock Purchase Agreement dated as of June 28, 1996
                among the Company, Jerry Mendelson, Brian
                Mendelson, Ellis Atkinson, the HMA Enterprises, Inc.
                Employee Stock Ownership Trust and the Mendelson
                Charitable Remainder Trust.

Exhibit 4.1     Registration Rights Agreement dated as of June 30,
                1996 among the Company, Jerry Mendelson, Brian
                Mendelson, Ellis Atkinson and the Mendelson
                Charitable Remainder Trust.

Exhibit 99.1    Press Release.